Exhibit 99.1

ChemoCentryx Appoints Henry A. McKinnell, Jr. to Board of Directors

MOUNTAIN VIEW, Calif., October 20, 2016 (GLOBE NEWSWIRE) – ChemoCentryx, Inc., (Nasdaq: CCXI), today announced that effective October 17, 2016, Henry A. McKinnell, Jr, Ph.D., retired chairman and chief executive officer of Pfizer Inc., has been appointed to the Company’s Board of Directors. Dr. McKinnell brings significant leadership in operations, international alliances, and commercial experience to ChemoCentryx.

During more than thirty years in the pharmaceutical industry, Dr. McKinnell held a number of executive positions including Chairman and Chief Executive Officer of Pfizer Inc. from 2001 until his retirement in 2006. Dr. McKinnell joined Pfizer in 1971 in Tokyo, and held positions of increasing responsibility around the world including president Asia, vice president strategic planning, chief financial officer and president and chief operating officer. His recent honors include, among others, the Grand Cordon of the Order of the Rising Sun, Japan’s highest award to those other than members of the Imperial Family and heads of state; the United Nations Association of the United States of America’s Global Leadership Award; the Woodrow Wilson Institute Corporate Service Award; and Stanford University’s Graduate School of Business Arbuckle Award and Excellence in Leadership Award.

“We are honored to have Hank join our Board of Directors. He is a proven leader, successful in launching and commercializing new medicines, and building pre-eminent, world-class organizations,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer, ChemoCentryx. “Hank’s experience will be invaluable to our team, especially as we enter the next critical phase of our growth including initiation of the Phase III program with our lead drug candidate and subsequently proceeding into the realm of commercialization. Hank’s leadership and skills in our industry, as well as his contributions to other areas of human welfare, are internationally recognized. We look forward to his exceptional contributions to our enterprise.”

“My deep commitment to developing therapies that advance the practice of medicine and ultimately make patients’ lives better makes joining the ChemoCentryx Board a natural fit,” said Dr. McKinnell. “I look forward to working with the other board members and the ChemoCentryx management team to accomplish their goal of developing innovative therapeutics for orphan and rare diseases and to improve human health.”

Dr. McKinnell currently serves as Chairman of Moody’s corporation. He also serves as a director of View Ray, Inc. and the Chairman Emeritus of the Connecticut Science Center. He has served as a Director of the Trilateral Commission and the Business Council, and Chairman of the Stanford University Graduate School of Business Advisory Council, Chairman Emeritus of the Business-Higher Education Forum, a Fellow of the New York Academy of Medicine, and a member of the Boards of Trustees of the New York City Public Library, the New York City Police Foundation and the Economic Club of New York. He served as the Chairman of the Accordia Global Health Foundation and also served as a Senior Advisor to Toyota Motor Corporation’s International Advisory Board and the Thomas H. Lee Private Equity Partnership. He is a Director of the Medal of Honor Foundation, the Royal Shakespeare Company of America and a life trustee of the Japan Society. He is the Chairman Emeritus of the Pharmaceutical Research and Manufacturers of America (PhRMA), the Food and Drug Law Institute and the Medical Device Manufacturers Association. He has served as a director of more than 12 public companies over twenty years.

Dr. McKinnell holds a bachelor’s degree in business from the University of British Columbia and an M.B.A. and Ph.D. from Stanford University Graduate School of Business. Under the current appointment, Dr. McKinnell will serve as a Class I director until the 2018 annual stockholder’s meeting.

About ChemoCentryx

ChemoCentryx, Inc. is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing orally-administered therapeutics that target the chemokine and chemoattractant systems in order to treat autoimmune diseases, inflammatory disorders and cancer. The chemokine system is a biological network that regulates inflammation via a collection of secreted chemokine molecules, or ligands, and their specific cell surface receptors. Based on its proprietary drug discovery and drug development platform, ChemoCentryx has generated multiple clinical and preclinical-stage programs, each targeting distinct chemokine and chemoattractant receptors with different small molecule compounds. CCX168 (Avacopan), a C5aR inhibitor, has successfully completed Phase II development for the treatment of anti-neutrophil cytoplasmic auto-antibody-associated vasculitis (AAV). CCX168 appears to be safe, well tolerated and successful in allowing reduction and elimination of high-dose steroids, part of standard of care for AAV patients, without compromising efficacy or safety in clinical studies to date. CCX168 is also in Phase II studies for the treatment of atypical hemolytic uremic syndrome (aHUS) and immunoglobulin A nephropathy, or IgA nephropathy (IgAN). ChemoCentryx has licensed exclusive rights to Vifor Pharma to commercialize CCX168 in Europe and certain other markets outside of the U.S. and most of Asia. CCX872, a CCR2 inhibitor, successfully completed Phase I development and is in development for the treatment of non-resectable pancreatic cancer. CCX140, a distinct CCR2 inhibitor, successfully completed a Phase II clinical trial where it was shown to be safe and well tolerated while demonstrating statistically significant improvement in albuminuria in patients with diabetic nephropathy. Other clinical programs include CCX507, a next generation CCR9 inhibitor, which has successfully completed Phase I development, vercirnon (also known as Traficet-EN or CCX282) a specific CCR9 inhibitor for the treatment of inflammatory bowel disease, and CCX354, a CCR1 inhibitor which successfully completed a Phase II clinical trial for the treatment of rheumatoid arthritis. ChemoCentryx also has several programs in advanced preclinical development.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements include the Company’s statements regarding timing of initiation of clinical trials. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC March 14, 2016 and its other reports which are available from the SEC’s website (www.sec.gov) and on ChemoCentryx’s website (www.chemocentryx.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Source: ChemoCentryx, Inc.

CCXI-G

Contacts:

Susan M. Kanaya

Senior Vice President, Finance and

Chief Financial Officer

investor@chemocentryx.com

Media:

Denise Powell

denise@redhousecomms.com

510.703.9491

Investors:

Steve Klass, Burns McClellan

212.213.0006

sklass@burnsmc.com